EXHIBIT 99.1

News Release

                                                                                                                                                                               Nextel Partners, Inc.

4500 Carillon Point

Kirkland, WA  98033

(425) 576-3600

Contacts:

Investors:  Alice Kang Ryder  (425) 576-3696

Media:  Susan Johnston (425) 576-3617

Nextel Partners Reports Record Results with

First Quarter of Positive Net Income in First Quarter 2004

-                First Quarter of Positive Net Income of $4.7 Million or $0.02 per Share (Basic and Diluted)  -

-                $2 Year-over-Year Increase in First Quarter ARPU to $67  -

-                $74.1 Million Adjusted EBITDA  -

-     Free Cash Flow Increases to $15.3 Million  -

-                Net Cash from Operating Activities of $37.8 Million  -

-                1.3 Million Ending Subscribers for 37% Year-Over-Year Growth  -

-                43% Year-Over-Year Growth in Service Revenues to $287.3 Million  -

-                Raises Guidance  -

KIRKLAND, Wash. —  April 28, 2004 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported very strong financial and operating results for the first quarter of 2004, including its first quarter of positive net income attributable to common stockholders of $4.7 million, or $6.2 million before the loss on early retirement of debt.  Basic and diluted net income per share attributable to common stockholders for the period was $0.02, which remains unchanged after adjusting for the loss on early retirement of debt.  Adjusted EBITDA in the first quarter of 2004 was $74.1 million, representing a service revenue margin of 26% and a 185% increase over first quarter 2003 Adjusted EBITDA of $26.0 million.  Partners generated $15.3 million of free cash flow during the first quarter of 2004, representing an $83.5 million increase over negative free cash flow of $68.2 million in the first quarter of 2003.  Net cash provided by operating activities was $37.8 million for the first quarter of 2004 compared to $4.3 million used by operating activities for the same period in 2003.  Service revenues during the period grew 43% over the prior year’s first quarter to $287.3 million.  Partners added 88,800 subscribers during the first quarter to end the period with 1,322,000 digital subscribers, representing 37% subscriber growth over the past year.

“Nextel Partners achieved a very significant historical milestone as we posted our first quarter of positive net income, one quarter earlier than expected,” said John Chapple, Partners’ Chairman, CEO and President.  “Not only have we continued to lead the industry in revenue growth, but our strong metrics indicate that the subscribers we are adding are among the best in the industry.  As a result of our consistent success in executing on this strategy, we exceeded expectations on all key financial metrics and maintain a positive outlook for the remainder of 2004.”

Average monthly revenue per subscriber unit, or ARPU, was approximately $67 in the first quarter of 2004 — remaining among the highest in the wireless industry.  Inclusive of roaming revenues, ARPU was approximately $76 in the same period.  Average monthly churn rate was 1.5% in the first quarter, and remained among the lowest in the industry.

“Nextel Partners delivered record results in the first quarter with our first ever quarter of positive net income,” said Barry Rowan, Partners’ Chief Financial Officer and Treasurer.  “We are also very pleased by the higher than expected Adjusted EBITDA from increased scaling in our operations and continued positive free cash flow which also exceeded estimates.  We believe that the notable improvement in both ARPU and churn for the quarter relative to the prior year period speaks to the continued success we have had in acquiring and retaining what we believe are the most valuable customers in the industry — despite the increasingly competitive landscape — as well as the quality and value of our differentiated product offering.  To this point, first quarter lifetime revenue per subscriber (LRS) of $4,467 (implied by ARPU and churn) again ranked Partners’ customers among the most valuable in the industry.”

During the first quarter, Partners retired $12.3 million principal amount at maturity of its senior notes in exchange for cash through a redemption and open-market purchases.

First quarter 2004 net capital expenditures, which excludes capitalized interest, were $26.0 million.  During the period, Partners built 45 cell sites, bringing the total number of sites in its network to approximately 3,650 at quarter-end.

Revised 2004 Guidance

Nextel Partners’ 2004 guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc.  Nextel Partners’ current outlook for 2004 results is as follows:

•                    Net subscriber additions of at least 340,000, up from 330,000

•                    Churn at or below 1.7%, lowered from 1.8%

•                    Industry-leading ARPU in the mid- to high-$60’s - unchanged

•                    25% service revenue growth to over $1.2 billion - unchanged

•                    $325 million of Adjusted EBITDA, or more - unchanged

•                    Net capital expenditures of approximately $165 million - unchanged

Non-GAAP Financial Measures

The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including ARPU, Adjusted EBITDA, free cash flow, net income (loss) excluding the loss on early retirement of debt, income (loss) attributable to common stockholders excluding the loss on early retirement of debt, service revenue margin, LRS and net capital expenditures.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth.  The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.  Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables.  In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ fourth quarter results, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

First Quarter 2004 Results Conference Call — Wednesday, April 28, 2004

Nextel Partners will be hosting its first quarter 2004 conference call on Wednesday, April 28, 2004 at 11:00 AM EDT.  The call-in number is 1-888-540-9242 or 1-484-630-1056.  The passcode is PARTNER.  Instant replay of the call will be available until Friday, May 21, 2004 by calling 1-888-562-6153 or 1-402-280-9982.  The conference call will also be available via a live webcast.  To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software.  For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future financial and operating results.  The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas.  Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area.  Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual reports on Form 10-K for the year ended December 31, 2003 and its quarterly filings on Form 10-Q.  This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

Nextel Partners, Inc., (NASDAQ:  NXTP), based in Kirkland, Wash., has the exclusive right to provide digital wireless communications services using the Nextel brand name in mid-sized and rural markets in 31 states where approximately 53 million people reside.  Nextel Partners offers its customers the same fully integrated, digital wireless communications services available from Nextel Communications (Nextel) including Nationwide Direct Connect®, cellular voice, cellular wireless Internet access and short messaging, all in a single wireless phone.  Nextel Partners customers can seamlessly access these services anywhere on Nextel’s or Nextel Partners’ all-digital wireless network, which currently covers 294 of the top 300 U.S. markets.  To learn more about Nextel Partners, visit www.nextelpartners.com.  To learn more about Nextel’s services, visit www.nextel.com.

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003
REVENUES:
Service revenues	$287,262	$200,542
Equipment revenues	18,869	7,267
Total revenues (1)	306,131	207,809
OPERATING EXPENSES:
Cost of service revenues	83,331	71,581
Cost of equipment revenues (1)	35,306	21,602
Selling, general and administrative	113,422	88,635
ADJUSTED EBITDA (2)	74,072	25,991
Stock based compensation	217	263
Depreciation and amortization	36,569	32,506
INCOME (LOSS) FROM OPERATIONS	37,286	(6,778)
Interest expense, net (3)	(30,952)	(40,293)
Interest income	677	801
Loss on early retirement of debt	(1,558)	(45)
INCOME (LOSS) BEFORE DEFERRED INCOME TAX PROVISION	5,453	(46,315)
Deferred income tax provision	(799)	(2,874)
NET INCOME (LOSS)	4,654	(49,189)
Mandatorily redeemable preferred stock dividends (3)	—	(1,049)
INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$4,654	$(50,238)

Income (Loss) per share attributable to common stockholders:
Basic	$0.02	$(0.20)
Diluted	$0.02	$(0.20)

Weighted average number of shares outstanding:
Basic	262,399	250,434
Diluted	271,086	250,434

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2004	December 31, 2003
Cash and cash equivalents	$125,792	$122,620
Short-term investments	136,323	146,191
Accounts receivable, net of allowance $15,790 and $14,873, respectively	151,952	150,219
Subscriber equipment inventory	28,851	24,007
Other current assets	15,402	19,006
Total current assets	458,320	462,043

Property, plant and equipment, net	1,014,816	1,025,096
FCC licenses, net of accumulated amortization of $8,744	373,717	371,898
Other long-term assets	29,114	30,273
Total assets	$1,875,967	$1,889,310

Current liabilities	$176,474	$185,425

Long-term debt	1,640,647	1,653,539
Other long-term liabilities	63,466	63,642
Total liabilities	1,880,587	1,902,606

Total stockholders’ equity (deficit)	(4,620)	(13,296)
Total liabilities and stockholders’ equity (deficit)	$1,875,967	$1,889,310

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,654	$(49,189)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	36,569	32,506
Loss on early retirement of debt	1,558	45
Other non-cash items in net loss	1,141	17,989
Change in current assets and liabilities	(6,114)	(5,689)
Net cash from operating activities	$37,808	$(4,338)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(31,667)	(65,267)
FCC licenses	(2,336)	(13,441)
Proceeds from sale and maturities of short-term investments, net	9,868	43,046
Net cash from investing activities	$(24,135)	$(35,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$(10,501)	$661

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$3,172	$(39,339)

CASH AND CASH EQUIVALENTS, beginning of period	$122,620	$67,522

CASH AND CASH EQUIVALENTS, end of period	$125,792	$28,183

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Other Data

(unaudited)

Digital units in service as of:

March 31, 2004	1,322,000
December 31, 2003	1,233,200
March 31, 2003	964,600

For the Three Months Ended March 31, 2004
(in thousands)

Net capital expenditures (excludes capitalized interest) (4)	$26,039

NEXTEL PARTNERS, INC. AND SUBSIDIARIES

Supplemental Schedule

(in thousands, except ARPU, Lifetime Revenue per Subscriber and Per Share Data)

(unaudited)

(1) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption.  Under  EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer.  Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003.  In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003.  Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period.  Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations.  Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period.  The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21.  (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended March 31,
	2004	2003

Service revenues as reported	$287,262	$200,542
Activation fees deferred (SAB No.101)	—	1,631
Activation fees amortization (SAB No. 101)	(1,039)	(1,009)
Activation fees to equipment revenues (EITF No. 00-21)	2,181	—
Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$288,404	$201,164

Equipment revenues as reported	$18,869	$7,267
Equipment revenues deferred (SAB No. 101)	—	10,028
Equipment revenues amortization (SAB No. 101)	(5,695)	(6,234)
Activation fees from service revenues (EITF No. 00-21)	(2,181)	—
Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$10,993	$11,061

Cost of equipment revenues as reported	$35,306	$21,602
Equipment revenues deferred (SAB No. 101)	—	11,659
Equipment revenues amortization (EITF No. 00-21)	(6,734)	(7,243)
Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$28,572	$26,018

Income (loss) from operations as reported	$37,286	$(6,778)

Income (loss) from operations without SAB No. 101 and EITF No. 00-21 effect	$37,286	$(6,778)

(2) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings (loss) before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation.  Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity.  However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP.  We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements.  The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended March 31,		Guidance for the Year Ended
	2004	2003	December 31, 2004
	(in thousands)		(in millions)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$37,808	$(4,338)	$212.9 or higher
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	42,774	21,585	123.5 or higher/lower
Interest income	(677)	(801)	(2.8 or higher/lower	)
Change in working capital	(5,833)	9,545	(8.6 or higher/lower	)
Adjusted EBITDA	$74,072	$25,991	$325.0 or higher

(3) Impact of Statement of Financial Accounting Standards (SFAS) Number 150-Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  It required that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer.  This statement was effective for all freestanding financial instruments entered into or modified after May 31, 2003; otherwise it was effective at the beginning of the first interim period beginning after June 15, 2003.  We identified that our mandatorily redeemable preferred stock was within the scope of this statement and effective July 1, 2003 reclassified it as long-term debt.  Additionally, the mandatorily redeemable preferred stock dividends were recorded as interest expense beginning on July 1, 2003.   We redeemed all of our outstanding Series B mandatorily redeemable preferred stock on November 21, 2003.  The following schedule shows the impact of SFAS No. 150 had it been effective in the prior period.

	For the Three Months Ended March 31,
	2004	2003

Net income (loss)	$4,654	$(49,189)
Add: Mandatorily redeemable preferred stock dividends	—	(1,049)
Net income (loss) including classification of preferred stock dividends as interest expense	$4,654	$(50,238)

Net income (loss) per share including mandatorily redeemable preferred stock dividends:
Basic	$0.02	$(0.20)
Diluted	$0.02	$(0.20)

Weighted average number of common shares outstanding:
Basic	262,399	250,434
Diluted	271,086	250,434

(4) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases.  Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies.  Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP.  We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants.  The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

For the Three Months Ended March 31, 2004
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$31,667
Less: cash paid portion of capitalized interest	(209)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(389)
Change in capital expenditures accrued or unpaid	(5,030)
Net capital expenditures	$26,039

Although we have stated that for the full year 2004 we expect to have net capital expenditures of $165.0 million, we are currently unable to provide a quantitative reconciliation of capital expenditures as reported on the Consolidated Statement of Cash Flows to the anticipated net capital expenditures because significant information that would be necessary to determine our anticipated net capital expenditures for the full year 2004 is currently unavailable or ascertainable with the requisite specificity without unreasonable effort.

Other Non-GAAP Reconciliations:

ARPU – Average Revenue per Unit

ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period.  ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation.  We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers.  The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months Ended March 31,		Guidance for the Year Ended
	2004	2003	December 31, 2004
	(in thousands, except ARPU)		(in millions, except ARPU)
Service revenues (as reported on Consolidated Statements of Operations)	$287,262	$200,542	$1,223 or higher
Activation fees deferred (recognized) for SAB No. 101	(1,039)	622
Add: activation fees reclassified for EITF No. 00-21	2,181	—
Less: roaming revenues and other non-service revenues	(33,964)	(22,949)	(133) or higher
Service revenues for ARPU - three months	$254,440	$178,215	$1,090 or higher

Average units (subscribers)	1,271	921	1,398 or higher

ARPU	$67	$65	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended March 31,
	2004	2003
Service revenues (as reported on Consolidated Statements of Operations)	$287,262	$200,542
Activation fees deferred (recognized) for SAB No. 101	(1,039)	622
Add: activation fees reclassified for EITF No. 00-21	2,181	—
Less: other non-service revenues	(177)	—
Service plus roaming revenues for ARPU - three months	$288,227	$201,164

Average units (subscribers)	1,271	921

ARPU, including roaming revenues	$76	$73

Free Cash Flow (FCF)

We define free cash flow as net cash from operating activities less capital expenditures and payments for FCC licenses.  Free cash flow is not a measure determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies.  We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt.  Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows.  The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended March 31,
	2004	2003

Net cash from operating activities (as reported on Consolidated	$37,808	$(4,338)
Statements of Cash Flows)
Aggregate adjustments to reconcile net income (loss) to net cash from
operating activities (as reported on Consolidated Statements of Cash Flows)	(33,154)	(44,851)
Net income (loss) (as reported on Consolidated Statements of Operations)	$4,654	$(49,189)
Add: depreciation and amortization	36,569	32,506
Add: non-cash items in net income (loss)	2,699	18,034
Less: net capital expenditures (See Note 4 above)	(26,039)	(55,753)
Less: cash paid portion of capitalized interest (See Note 4 above)	(209)	(321)
Less: FCC licenses	(2,336)	(13,441)
Free cash flow (negative)	$15,338	$(68,164)

Net Income (Loss) Excluding the Loss on Early Retirement of Debt

Net income (loss) excluding the loss on early retirement of debt is calculated using net income (loss) and adding back the loss on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our net income (loss) in the periods ended March 31, 2004 to the same periods in the prior year, in which we did not record a significant loss on early retirement of debt.  Net income (loss) excluding the loss on early retirement of debt is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as a substitute for net income (loss), which is determined in accordance with GAAP.  The following schedule reconciles net income (loss) excluding the loss on early retirement of debt to net income (loss) reported on our Consolidated Statement of Operations, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended March 31,
	2004	2003

Net income (loss) (as reported on Consolidated Statements of Operations)	$4,654	$(49,189)
Add: loss on early retirement of debt	1,558	45
Net income (loss) excluding the loss on early retirement of debt	$6,212	$(49,144)

Income (Loss) Attributable to Common Stockholders Excluding the Loss on Early Retirement of Debt

Income (loss) attributable to common stockholders excluding the loss on early retirement of debt is calculated using income (loss) attributable to common stockholders (as reported on Consolidated Statements of Operations) and adding back the loss on early retirement of debt.  We show this non-GAAP financial measure to allow us to compare our income (loss) attributable to common stockholders in the periods ended March 31, 2004 to the same periods in the prior year, in which we did not record a significant loss on early retirement of debt.  Income (loss) attributable to common stockholders excluding the loss on early retirement of debt and income (loss) per share attributable to common stockholders excluding the loss on early retirement of debt are not measures determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies and should not be construed as substitutes for income (loss) attributable to common stockholders and income (loss) per share attributable to common stockholders, which are determined in accordance with GAAP.  The following schedule reconciles income (loss) attributable to common stockholders excluding the loss on early retirement of debt and income (loss) per share attributable to common stockholders excluding the loss on early retirement of debt to income (loss) attributable to common stockholders and income (loss) per share attributable to common stockholders, respectively, as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures:

	For the Three Months Ended March 31,
	2004	2003

Income (loss) attributable to common stockholders (as reported on Consolidated Statements of Operations)	$4,654	$(50,238)
Add: loss on early retirement of debt	1,558	45
Income (loss) attributable to common stockholders excluding the loss on early retirement of debt	$6,212	$(50,193)

Income (loss) per share attributable to common stockholders, basic (as reported on Consolidated Statements of Operations)	$0.02	$(0.20)
Add: loss per share on early retirement of debt	$—	$—
Income (loss) per share attributable to common stockholders excluding the loss on early retirement of debt, basic	$0.02	$(0.20)

Weighted average number of common shares outstanding, basic	262,399	250,434

Income (loss) per share attributable to common stockholders, diluted (as reported on Consolidated Statements of Operations)	$0.02	$(0.20)
Add: loss per share on early retirement of debt	$—	$—
Income (loss) per share attributable to common stockholders excluding the loss on early retirement of debt, diluted	$0.02	$(0.20)

Weighted average number of common shares outstanding, diluted	271,086	250,434

Service Revenue Margin

The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” (see Note 2 above) by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth in Item 2 above:

For the Three Months Ended March 31, 2004
Adjusted EBITDA (see Note 2)	$74,072
Divided by: service revenues (as reported on Consolidated Statements of Operations)	287,262
Service revenue margin	26%

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate.  The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service.  Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period.  LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation.  We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated.  We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers.  The following schedule reflects the LRS calculation:

For the Three Months ended March 31, 2004
ARPU (without roaming revenues)	$67
Divided by: Churn	1.5%
Lifetime revenue per subscriber (LRS)	$4,467